UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                     March 31, 2005

SCOTIA PACIFIC COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-63825	68-0414690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 712 125 Main Street, 2nd Floor Scotia, California (Address of principal executive offices)		95565
		(Zip Code)

Registrant's telephone number, including area code: (707) 764-2330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Scotia Pacific Company LLC ("Company") and UBS Securities LLC ("UBS") entered into an agreement dated March 31, 2005 ("Engagement Agreement"), under which UBS will assist the Company in seeking to restructure the Company's obligations with respect to its outstanding Timber Notes (as defined in more detail in the Agreement, a "Restructuring Transaction"). The engagement will continue until July 27, 2005 unless earlier terminated by either party. The Company agreed to pay UBS an advisory fee of $150,000 per month, creditable in full against a success fee of $5,600,000 that would be payable upon consummation of any Restructuring Transaction during or within twelve months after the term of the Engagement Agreement, and also agreed to indemnify UBS and its affiliates and to reimburse certain expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 6, 2005	SCOTIA PACIFIC COMPANY LLC

By:	/s/ Bernard L. Birkel
Name:	Bernard L. Birkel
Title:	Secretary & Senior Assistant General Counsel